Exhibit 14.1

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-13008) pertaining to the VimpelCom 2000 Stock Option Plan of our report dated March 14, 2004 (except for Note 27, as to which the date is March 18, 2004) with respect to the consolidated financial statements of Open Joint Stock Company Vimpel-Communications, included in the Annual Report (Form 20-F) of Open Joint Stock Company Vimpel-Communications, for the year ended December 31, 2003.

Ernst & Young (CIS) Limited

Moscow, Russia

May 6, 2004